SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report:  September 22, 1994




                PACIFIC GAS AND ELECTRIC COMPANY
     (Exact name of registrant as specified in its charter)



California                    1-2348              94-0742640

(State or other juris-      (Commission         (IRS Employer
diction of incorporation)   File Number)   Identification Number)

77 Beale Street, P.O. Box 770000, San Francisco, California 94177
       (Address of principal executive offices) (Zip Code)








Registrant's telephone number, including area code:(415) 973-7000







ITEM 5:  Other Events

A.   Hinkley Litigation

In 1993, a complaint was filed in San Bernardino County Superior Court on behalf of individuals seeking recovery of an unspecified amount of damages for personal injuries and property damage allegedly suffered as a result of exposure to chromium near the Company's Hinkley Compressor Station, as well as punitive damages. The original complaint has been amended and additional complaints have been filed, and to date, a total of 522 plaintiffs have been identified.

The plaintiffs contend that the Company discharged chromium-contaminated wastewater into unlined ponds, which led to chromium percolating into the groundwater of surrounding property. The plaintiffs further allege that the Company discharged the chromium into those ponds to avoid costly alternatives.

In 1987, the Company undertook an extensive project to remediate potential groundwater chromium contamination. The Company has incurred substantially all of the costs it currently deems necessary to clean up the affected groundwater contamination. In accordance with the remediation plan approved by the regional water quality control board, the Company will continue to monitor the affected area and periodically perform environmental assessments.

The Company has reached an agreement with plaintiffs' counsel pursuant to which plaintiffs' actions would be submitted to binding arbitration for resolution of issues concerning the cause and extent of any damages suffered by plaintiffs as a result of the alleged chromium contamination. Under the terms of the agreement, the Company would agree to pay to plaintiffs who agree to settle an aggregate amount of not less than $50 million and no more than $400 million in settlement of such plaintiffs' claims. In turn, those plaintiffs, and their attorneys, agree to indemnify the Company against any additional losses the Company may incur with respect to related claims pursued by the identified plaintiffs who do not agree to this settlement or by other third parties who may be sued by the plaintiffs in connection with the alleged chromium contamination. Upon execution of the agreement, the Company made a payment of $10 million for the benefit of plaintiffs who agree to settle, but the Company is entitled to terminate the agreement thereafter (without repayment to the Company of any part of the $10 million already disbursed to such plaintiffs) if less than 90% of either the identified plaintiffs or the plaintiffs named in the complaints agree to the terms of the settlement. To date, the Company has accrued a reserve of $100 million against liability in this case, which has been reflected in the Company's prior results of operations.

Although the Company is not able to estimate the amount of loss it will ultimately incur in connection with this matter, the ultimate outcome of this matter could have a significant adverse impact on the Company's results of operations. The Company believes that the ultimate outcome of this matter will not have a significant adverse impact on its financial position.

















































                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PACIFIC GAS AND ELECTRIC COMPANY



				   GORDON R. SMITH
                              By ________________________________
                                   GORDON R. SMITH
                                   Vice President and
                                   Chief Financial Officer



Dated:  September 22, 1994